UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2009
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 19, 2009, MetLife, Inc. (the “Company”) announced that its Board of Directors had appointed Peter M. Carlson as its Chief Accounting Officer, effective immediately. Mr. Carlson replaces Joseph J. Prochaska, Jr., Executive Vice President, Finance Operations, who will be retiring from the Company during 2009. A copy of the press release issued by the Company on May 19, 2009 announcing Mr. Carlson’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Mr. Carlson’s compensation is being provided under the terms of the Company’s previously disclosed compensation programs, including stock option and performance share awards under the MetLife, Inc. 2005 Stock and Incentive Compensation Plan in connection with his hiring. In addition, in the event that Mr. Carlson remains employed by MetLife through March 15, 2010, subject to the approval of the Compensation Committee of the MetLife, Inc. Board of Directors, he will receive a one-time payment equal to the difference (if any) between $250,000 and the amount of his award under the MetLife Annual Variable Incentive Plan. Mr. Carlson is also eligible for limited benefits under a relocation program, including payment of closing costs, real estate broker fees, moving expenses, and limited allowances for other relocation expenses.
     Mr. Carlson, age 45, joined MetLife on April 13, 2009. On April 28, 2009, the Company’s Board of Directors appointed him as Executive Vice President of the Company. Since 2002, Mr. Carlson held various leadership positions in Finance at Wachovia Corporation (“Wachovia”), a banking and financial services organization, most recently, Executive Vice President and Corporate Controller. In his capacity as Executive Vice President and Corporate Controller of Wachovia, Mr. Carlson was responsible for the accounting and financial reporting operations of the company, including oversight of internal control over financial reporting. Wachovia was acquired in 2008 by Wells Fargo & Company (“Wells Fargo”), also a banking and financial services organization.
     Neither Wachovia nor Wells Fargo is a parent, subsidiary or affiliate of the Company. Wachovia, Wells Fargo and/or their respective affiliates are lenders under the Company’s credit and reinsurance facilities.
     In the ordinary course of their business, Wachovia, Wells Fargo and/or their respective affiliates have provided, are providing, and may in the future provide product distribution, commercial banking, investment banking, asset management and financial advisory services to the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.
     In addition, certain of the Company’s insurance subsidiaries have provided annuities and funding agreements, as well as various group and other insurance policies and employee benefit plans, to Wachovia, Wells Fargo and/or their respective affiliates. Both Wachovia and Wells Fargo also are or have been real estate tenants of the Company and/or its affiliates.
Item 8.01 Other Events.
     On May 15, 2009, MetLife, Inc. issued a press release announcing the declaration of second quarter 2009 dividends of $0.2555555 per share on MetLife, Inc.’s floating rate non-cumulative preferred stock, Series A, and $0.4062500 per share on MetLife, Inc.’s 6.50% non-cumulative preferred stock, Series B. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Press release of MetLife, Inc., dated May 19, 2009, announcing the appointment of Peter M. Carlson as its Chief Accounting Officer.

99.2	Press release of MetLife, Inc., dated May 15, 2009, announcing the declaration of second quarter 2009 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President and Secretary

Date:  May 21, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
99.1	Press release of MetLife, Inc., dated May 19, 2009, announcing the appointment of Peter M. Carlson as its Chief Accounting Officer.

99.2	Press release of MetLife, Inc., dated May 15, 2009, announcing the declaration of second quarter 2009 dividends on its floating rate non-cumulative preferred stock, Series A, and its 6.50% non-cumulative preferred stock, Series B.